Exhibit 99.1

M  A  C  K  -  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol

Executive Vice President and Chief Financial Officer

Vice President, Marketing and Public Relations

	(908) 272-8000	(908) 272-8000

MACK-CALI ISSUES $150 MILLION OF SENIOR UNSECURED NOTES

CRANFORD, NJ—January 13, 2005— Mack-Cali Realty Corporation (NYSE: CLI) announced today that its operating partnership, Mack-Cali Realty, L.P., has sold $150 million of 10-year senior unsecured notes. The 5.125 percent notes are due January 15, 2015.  The transaction is expected to settle on January 25, 2005.

The proceeds from the issuance of approximately $148.1 million will be applied to the repayment of outstanding borrowings under the Company’s unsecured credit facility and for general working capital.

Commenting on the transaction, Mitchell E. Hersh, president and chief executive officer, stated, “This issuance enables us to take advantage of the favorable interest rate environment and is also a demonstration of the financial community’s confidence in Mack-Cali.”

Citigroup, JPMorgan and Wachovia Securities served as joint bookrunning managers on the issuance.  The co-managers consisted of: Bear, Stearns & Co. Inc.; BNY Capital Markets, Inc.; Deutsche Bank Securities Inc.; PNC Capital Markets, Inc.; Scotia Capital; SunTrust Robinson Humphrey; Piper Jaffray; and Wells Fargo Securities, LLC.

An offering of these securities will be made only by means of a prospectus.

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 273 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 29.6 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s Web site at www.mack-cali.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company’s principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company’s ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company’s ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.  For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

###